As filed with the Securities and Exchange Commission on June 17, 1999
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                              --------------------
                       LONE STAR STEAKHOUSE & SALOON, INC.
           DELAWARE                                       48-1109495
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)

     224 EAST DOUGLAS,
     SUITE 700
     WICHITA, KANSAS                                             67202
(Address of principal executive offices)                       (Zip Code)
                              --------------------
                            OPTIONS TO NON-EMPLOYEES
                            (Full Title of the Plan)
                              --------------------
                                JAMIE B. COULTER
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                       LONE STAR STEAKHOUSE & SALOON, INC.
                           224 EAST DOUGLAS, SUITE 700
                              WICHITA, KANSAS 67202
                     (Name and Address of agent for service)

                                 (316) 264-8899
          (Telephone number, including area code, of agent for service)
                              --------------------
                                 WITH A COPY TO:
                              STEVEN WOLOSKY, ESQ.
                 OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                                 505 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 753-7200
                              --------------------
               Approximate date of proposed sales pursuant to the plan:

FROM TIME TO TIME  AFTER THE  EFFECTIVE  DATE OF THIS REGISTRATION STATEMENT.

                         CALCULATION OF REGISTRATION FEE

                                                      Proposed           Proposed
       Title of                                        maximum            maximum
      securities               Amount                 offering          aggregate          Amount of
        to be                   to be                   price             offering       registration
      registered             registered               per share            price             fee

Common Stock
par value,
$.01 per                     118,767
share (1)                   (2) shares               $10.26 (3)         $1,218,537          $369.25
================         ===============          ================     ==============   ==============

(1) The contents of Registration Statement on Form S-8 (No. 33-47516) relating to 1,600,000 shares (after taking into effect two 2 for 1 stock splits)
issuable upon the exercise of stock options (including 1,200,000 shares issuable upon the exercise of stock options granted or to be granted pursuant to the 1992 Incentive and Nonqualified Stock Option Plan, as amended (the "Plan")), Registration Statement on Form S-8 (No. 33-75078) relating to 2,113,800 shares including 1,800,000 shares issuable upon the exercise of stock options granted or to be granted pursuant to the Plan and Registration Statement on Form S-8 (No. 333-00280) relating to 4,000,000 shares issuable upon the exercise of stock options granted or to be granted pursuant to the Plan are incorporated by reference. On April 25, 1997, the Stock Option Committee of Lone Star Steakhouse & Saloon, Inc. (the "Company") repriced all options which had then been issued pursuant to the Plan to an exercise price of $18.25 per share. On September 17, 1997, the Board of Directors of the Company repriced all options which had then been issued pursuant to the 1992 Directors' Stock Option Plan to an exercise price of $18.25 per share. In addition, effective December 14,1998, the Board of Directors of the Company offered optionees, except for Jamie B. Coulter, the Chairman and Chief Executive Officer of the Company, the opportunity to have their outstanding stock options re-issued and re-priced (the "Re-issued and
Re-priced Program"). Pursuant to the Re-issued and Re-Priced Program, outstanding options to purchase 646,000 shares of Common Stock were cancelled and new options to purchase 283,177 of shares of Common Stock at an exercise price of $8.00 per share were issued, vesting equally over a three (3) year period commencing December 14, 1999. Among the options subject to the Re-issued and Re-priced Program are options to purchase 8,767 shares of Common Stock being registered in this Registration Statement. (2) There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the operation of the anti-dilution provisions of the Plan. (3) Represents the average exercise price of the options exercisable into shares of Common Stock being registered in this Registration Statement.


================================================================================

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior

                   SUBJECT TO COMPLETION, DATED JUNE 17, 1999


PROSPECTUS


                                4,031,577 SHARES

                       LONE STAR STEAKHOUSE & SALOON, INC.
                          Common Stock ($.01 par value)


         This Prospectus relates to the reoffer and resale by certain selling shareholders who may be deemed affiliates (the "Selling Shareholders") of shares (the "Shares") of the Common Stock, $.01 par value (the "Common Stock"), of Lone Star Steakhouse & Saloon, Inc. (the "Company") that may be issued by the Company to the Selling Shareholders upon the exercise of outstanding stock options granted pursuant to either (i) the 1992 Incentive and Non-Qualified Stock Option Plan, as amended (the "1992 Plan") or (ii) the 1992 Directors Stock Option Plan, as amended (the "Directors Plan"), of the Company. The offer and sale of the Shares to the Selling Shareholders were previously registered under the Securities Act of 1933, as amended (the "Securities Act"). The Shares are being reoffered and resold for the account of the Selling Shareholders and the Company will not receive any of the proceeds from the resale of the Shares. With respect to the Shares that may be issued to the Selling Shareholders or additional affiliates under the 1992 Plan and the Directors' Plan, this Prospectus also relates to certain Shares underlying options which have not as of this date been granted. If and when such options are granted, the Company will distribute a Prospectus Supplement as required by the Act.

         The Selling Shareholders have advised the Company that the resale of their Shares may be effected from time to time in one or more transactions on the NASDAQ National Market System ("NASDAQ"), in negotiated transactions or otherwise at market prices prevailing at the time of the sale or at prices otherwise negotiated. See "Plan of Distribution." The Company will bear all expenses in connection with the preparation of this Prospectus other than sales commissions.

         The Common Stock of the Company is traded on NASDAQ under the symbol "STAR." On June 15, 1999, the closing price for the Common Stock, as reported by NASDAQ, was $9-1/2.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE

SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                  The date of this Prospectus is June __, 1999.

                              AVAILABLE INFORMATION

         The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; Northwest Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.


                                TABLE OF CONTENTS



AVAILABLE INFORMATION..........................................................3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE................................4

GENERAL INFORMATION............................................................5

USE OF PROCEEDS................................................................5

SELLING SHAREHOLDERS...........................................................5

PLAN OF DISTRIBUTION...........................................................6

LEGAL MATTERS..................................................................6

EXPERTS........................................................................7

ADDITIONAL INFORMATION.........................................................7

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The Company's Annual Report on Form 10-K for the year ended December 29, 1998 and the Company's Quarterly Report on Form 10-Q for the quarter ended March 23, 1999 are hereby incorporated by reference in this Prospectus. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, are deemed to be incorporated by reference in this Prospectus and shall be deemed to be a part hereof from the date of the filing of such documents.

         The Company's  Application  for  Registration of its Common Stock under
Section 12(g) of the Exchange Act filed on March 5, 1992 is incorporated by reference in this Prospectus and shall be deemed to be a part hereof.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Written requests for such copies should be directed to Lone Star Steakhouse & Saloon, Inc. at 224 East Douglas, Suite 700, Wichita, Kansas 67202, Attention: Mr. John D. White, Executive Vice President, Chief Financial Officer and Treasurer. Oral requests should be directed to such officer (telephone number (316) 264-8899).


                          ----------------------------


         No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Shareholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation is unlawful. The delivery of this Prospectus at any time does not imply that information contained herein is correct as of any time subsequent to its date.

                               GENERAL INFORMATION

         The Company currently owns and operates a chain of mid- priced, full service, casual dining restaurants located in the United States which operate under the tradename Lone Star Steakhouse and Saloon. In addition, the Company owns and operates 15 upscale steakhouse restaurants, three (3) operating as Del Frisco's Double Eagle Steakhouse restaurants and 12 operating as Sullivan's Steakhouse. Internationally, the Company's Australian Joint Venture restaurants operate 40 restaurants in Australia. The Lone Star restaurants embrace a Texas-style concept featuring Texas artifacts and music. The Lone Star restaurants serve mesquite grilled steaks, ribs, chicken and fish.

         The Company's principal executive offices are located at 224 East Douglas, Suite 700, Wichita, Kansas 67202. The Company's telephone number at such location is (316) 264-8899.

         The Shares offered hereby were or will be purchased by the Selling Shareholders upon exercise of options granted to them and will be sold for the account of the Selling Shareholders.

                                 USE OF PROCEEDS

         The Company will receive the exercise price of the options when exercised by the holders thereof. Such proceeds will be used for working capital purposes by the Company. The Company will not receive any of the proceeds from the reoffer and resale of the Shares by the Selling Shareholders.

                              SELLING SHAREHOLDERS

         This Prospectus relates to the reoffer and resale of Shares that may be issued to the Selling Shareholders under the Plan or the Directors Plan.

         The following table sets forth (i) the number of shares of Common Stock owned by each Selling Shareholder at June 1, 1999, (ii) the number of Shares to be offered for resale by each Selling Shareholder and (iii) the number and percentage of shares of Common Stock to be held by each Selling Shareholder after completion of the offering.

                                                                                                     Number of shares of
                                                                                                        Common Stock/
                                                                                                     Percentage of Class
                                                Number of shares of          Number of Shares         to be Owned After
                                               Common Stock Owned at          to be Offered           Completion of the
                                                   June 1, 1999                 for Resale                 Offering
----------------------------------------      ------------------------       -----------------      --------------------
Jamie B. Coulter(1)........................       4,595,393 (2)                 2,600,000              2,395,393/6.7%
John D. White(3)...........................         948,025 (4)                 1,000,000                   148,025/*
Michael Archer (5).........................                 -0-                   283,177 (6)                    0/0
Clark R. Mandigo (7).......................          70,267 (8)                    42,800                    34,000/*
Fred B. Chaney (9) ........................          56,267 (10)                   58,800                     4,000/0
William H. Tilley (11) ....................          63,734 (12)                   46,800                    50,400/0

*        Less than one percent.

(1) Mr. Coulter has been Chairman and Chief Executive Officer of the Company since January, 1992 and President of the Company from January 1992 through June 1995.
(2) Includes presently exercisable options to purchase 2,200,000 shares of Common Stock. Excludes shares held by the adult children of Mr. Coulter. Mr. Coulter disclaims beneficial ownership of these shares.
(3) Mr. White has been an Executive Vice President of the Company since June 1995 and has been a Director of the Company and Chief Financial Officer and Treasurer of the Company since January, 1992.
(4) Includes presently exercisable options to purchase 800,000 shares of Common Stock.
(5) Michael J. Archer has been Chief Operating Officer-Del Frisco's/Sullivan's since August, 1996 and a Director of the Company since September, 1996.
(6)      Consists of options.
(7)      Mr. Mandigo became a Director of the Company in 1992.
(8) Includes presently exercisable options to purchase 36,267 shares of Common Stock.
(9)      Mr. Chaney became a Director of the Company in May 1995.
(10) Includes presently exercisable options to purchase 52,267 shares of Common Stock.
(11)     Mr. Tilley became a Director of the Company in December 1997.
(12) Includes 10,400 shares of Common Stock owned by a California corporation of which Mr. Tilley is the principal stockholder and presently exercisable options to purchase 13,334 shares of Common Stock.

                              PLAN OF DISTRIBUTION

         It is anticipated that all of the Shares will be offered by the Selling Shareholders from time to time in the open market, either directly or through brokers or agents, or in privately negotiated transactions. The Selling Shareholders have advised the Company that they are not parties to any agreement, arrangement or understanding as to such sales.

                                  LEGAL MATTERS

         Certain legal matters in connection with the issuance of the Shares offered hereby have been passed upon for the Company by Messrs. Olshan Grundman Frome Rosenzweig & Wolosky LLP, New York, New York 10022. Steven Wolosky, a member of such Firm, holds options to purchase 8,767 shares of Common Stock which shares are being registered in the Registration Statement which contains this Prospectus.

                                     EXPERTS

         The consolidated financial statements of Lone Star Steakhouse & Saloon, Inc. appearing in Lone Star Steakhouse & Saloon, Inc.'s Annual Report on Form 10-K, for the year ended December 29, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         The Company has filed with the Securities and Exchange Commission two Registration Statements on Form S-8 under the Securities Act with respect to the Shares offered hereby. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statements. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statements, each such statement being qualified in all respects by such reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission (the "Commission") are incorporated herein by reference and made a part hereof:

          (a) The Company's Annual Report on Form 10-K for the year ended December 29, 1998;

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 23, 1999; and

          (c)  The  description  of the Company's  securities  contained in Lone
          Star  Steakhouse  &  Saloon,   Inc.'s  (the  "Company")   Registration
          Statement on Form 8-A filed March 5, 1992.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         Steven Wolosky a member of Olshan Grundman Frome Rosenzweig & Wolosky LLP holds options to purchase 8,767 shares of Common Stock which shares are being registered in this Registration Statement.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Company was incorporated in Delaware. Article EIGHTH, Section A of the Certificate of Incorporation of the Company provides as follows:

                  EIGHTH: A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (the "GCL"), or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this Section A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

         Article EIGHTH, Section B of the Certificate of Incorporation of the Company provides as follows:

                  B. (1) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceedings is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the GCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (2) of this Section B with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section B shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition;
         provided, however, that if the GCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity) in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan in advance of the final disposition of a proceeding, shall be made only under delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section B or otherwise.

                  (2) If a claim under paragraph (1) of this Section B is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the GCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  (3) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section B shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

                  (4) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

                  (5) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation for the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of this Section B with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

         See Item 9(c) below for information regarding the position of the Commission with respect to the effect of any indemnification for liabilities arising under the Securities Act of 1933, as amended.

         Section 145 of the Delaware General Corporation Law provides as follows:

                  (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) A  corporation  may  indemnify  any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
         (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (3) by the stockholders.

                  (e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  (g) A  corporation  shall have power to purchase  and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

                  (h)  For  purposes  of  this   section,   references  to  "the
         corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participant and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         The Company maintains a directors and officers insurance and company reimbursement policy. The policy insures directors and officers against unindemnified loss arising from certain wrongful acts in their capacities and reimburses the Company for such loss for which the Company has lawfully indemnified the directors and officers. The policy contains various exclusions, none of which relate to the offering hereunder. The Company also has agreements with its directors and officers providing for the indemnification thereof under certain circumstances.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         *4(a)  -   Certificate of  Incorporation  of the Company  (Exhibit 3 to
                    Registrant's  Form S-1 filed  January 31,  1992,  as amended
                    (the "S-1").

         *4(b)  -   Bylaws of the Company.  (Exhibit 3.2 to the S-1).

         *4(c)  -   1992  Incentive  and  Nonqualified  Stock  Option  Plan,  as
                    amended  (Exhibit  4(c) to the  Registrant's  Form S-8 filed
                    January 16, 1996).

         *4(d)  -   1992 Directors'  Stock Option Plan of Lone Star Steakhouse &
                    Saloon, Inc. (Exhibit 4(c) to the Restaurant's Form S-8 filed May 5, 1992.

          5     -   Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP.

         23(a)  -   Consent of Ernst & Young LLP, independent auditors.

         23(b)  -   Consent of Olshan  Grundman  Frome  Rosenzweig & Wolosky LLP
                    (included in its opinion filed as Exhibit 5).

         24     -   Powers of Attorney (included on page II-11).

------------------
         *  Indicates exhibits incorporated by reference herein.

ITEM 9.  UNDERTAKINGS.

         A.    The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                     Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                     (iii)    To include any material  information  with respect
                              to  the  plan  of   distribution   not  previously
                              disclosed in the Registration

                              Statement   or  any   material   change   to  such
                              information in the Registration Statement;

                           provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

                  (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C.       Insofar as indemnification for liabilities arising
                  under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or
                  otherwise, the registrant has been advised that in the
                  opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than
                  the payment by the registrant of expenses incurred or
                  paid by a director, officer or controlling person of
                  the registrant in the successful defense of any action,
                  suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its
                  counsel  the  matter  has  been   settled  by  a   controlling
                  precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         D. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, a copy of the registrant's latest annual report to stockholders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
                  Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wichita, State of Kansas, on this 16th day of June 1999.

                                         LONE STAR STEAKHOUSE & SALOON, INC.
                                              (Registrant)

                                         /S/ JAMIE B. COULTER
                                         ---------------------------------------
                                         Jamie B. Coulter, Chairman of the Board
                                         and Chief Executive Officer

                       POWER OF ATTORNEYS AND SIGNATORIES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each of the undersigned officers and directors of Lone Star Steakhouse & Saloon, Inc. hereby constitutes and appoints Jamie B. Coulter and John D. White, and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him in his name in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and to prepare any and all exhibits thereto, and other documents in connection therewith, and to make any applicable state securities law or blue sky filings, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done to enable Lone Star Steakhouse & Saloon, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


      SIGNATURE                    TITLE                         DATE
      ---------                    -----                         ----


/S/ JAMIE B. COULTER       Chairman of the Board and Chief     June 16, 1999
------------------------   Executive Officer
Jamie B. Coulter



/S/ JOHN D. WHITE          Executive President, Chief          June 16, 1999
------------------------   Financial Officer and
John D. White              (Principal Accounting Officer),
                           Treasurer and Director

/S/ MICHAEL ARCHER         Chief Operating Officer -- Del      June 16, 1999
-------------------------  Frisco's/Sullivan's and
Michael Archer             Director





/S/ CLARK R. MANDIGO       Director                            June 16, 1999
------------------------
Clark R. Mandigo





/S/ FRED B. CHANEY         Director                            June 16, 1999
------------------------
Fred B. Chaney





/S/ WILLIAM H. TILLEY      Director                            June 16, 1999
--------------------------
William H. Tilley

THE 1992 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN. Pursuant to the requirements of the Securities Act of 1933, the members of the Stock Option Committee have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wichita, State of Kansas, on June 16, 1999.





                                                        /S/ FRED B. CHANEY
                                                  ------------------------------
                                                            Fred B. Chaney




                                                       /S/ CLARK R. MANDIGO
                                                  ------------------------------
                                                           Clark R. Mandigo